UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                        GREEN MOUNTAIN POWER CORPORATION
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Set  forth below is the text of the press release issued by Green Mountain Power
Corporation on May 14, 2004.


     COLCHESTER, VT Green Mountain Power Corporation (NYSE: GMP) today announced that it has achieved the highest Corporate Governance Quotient rating from Institutional Shareholder Services (ISS), the leading national provider of proxy voting and corporate governance services.
"ISS  has  awarded Green Mountain Power a Corporate Governance Quotient index of
99.7 and an industry rating of 100, which means that Green Mountain Power outperformed 99.7% of companies in the S&P 600 and 100% of companies in the ISS utility group," said Christopher L. Dutton, President and Chief Executive Officer. "We are very proud of our efforts to implement the highest standards of corporate governance, reflecting our continuing commitment to deliver value to our shareholders."
Green Mountain Power also announced that, as part of its continuing efforts to improve corporate governance, management will recommend to the Board of Directors the adoption of the following additional initiatives at the May 20, 2004 meeting of the Board of Directors:
- That the Board of Directors amend the Company's 2004 Stock Incentive Plan to reduce the number of authorized common shares available for issuance thereunder from 350,000 to 225,000 shares.
- That the Board of Directors confirm that (i) the issuance of any preferred shares under the Board of Directors' authority to issue such shares without prior approval of shareholders will not be used for any anti-takeover purpose, including, but not limited to, any existing or future shareholder rights plans,
(ii) any preferred shares issued without prior shareholder approval, if convertible to common shares, would convert into common shares at not less than 100% of the market price of the Company's common shares on the conversion date, and (iii) any issuance of preferred shares with voting rights without prior shareholder approval will provide that voting shall be on an "as-converted" basis only.
- That the Board of Directors approve, and submit to shareholders for approval at the 2005 annual meeting of shareholders, and submit to the Vermont Public Service Board for its approval, an amendment to the Company's Amended and Restated Articles of Incorporation providing that the Company directors may be removed with or without cause.
"These new commitments represent additional ways that we can improve our corporate governance," said Mr. Dutton. "We will continue to deliver on our commitments to provide superior value to our customers and our shareholders. We look forward to continued excellence in both arenas."
     There are statements in this information release that contain projections or estimates and that are considered to be "forward-looking" as defined by the Securities and Exchange Commission (the "SEC"). In these statements, you may find words such as believes, expects, plans, or similar words. These statements are not guarantees of our future performance. There are risks, uncertainties and other factors that could cause actual results to be different from those projected.
     For further information, please contact Robert Griffin, Chief Financial Officer of Green Mountain Power, (802) 655-8452 or Dorothy Schnure, Manager of Corporate Communications, at 802-655-8418.